EXECUTION VERSION

AMENDMENT NO. 1 TO
AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT
This AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT, dated as of February 14, 2013 (this “Amendment”), is executed by and among DT WAREHOUSE II, LLC, a Delaware limited liability company, as Borrower, DT CREDIT COMPANY, LLC, an Arizona limited liability company, as Servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Paying Agent and Securities Intermediary, and SANTANDER CONSUMER USA INC., as Lender and Backup Servicer. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed thereto in the “Loan and Servicing Agreement” (defined below).
WITNESSETH:
WHEREAS, the Borrower, the Servicer, the Lender, the Backup Servicer, the Securities Intermediary and the Paying Agent entered into that certain Amended and Restated Loan and Servicing Agreement dated as of December 31, 2012 (the “Loan and Servicing Agreement”); and
WHEREAS, as provided herein, the parties hereto have agreed to amend certain provisions of the Loan and Servicing Agreement as described below.
NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Amendment to the Loan and Servicing Agreement. Effective as of the date hereof, and subject to the satisfaction of the conditions precedent and subsequent set forth in Section 2 hereof, the Loan and Servicing Agreement is hereby amended as follows:
1.1    Both definitions of “Facility Limited (Term Loans)” set forth in Section 1.01 of the Loan and Servicing Agreement are hereby deleted and the following definition of “Facility Limited (Term Loans)” shall be included in Section 1.01 in its proper alphabetical order:
“Facility Limit (Term Loans)” means at any time the Commitment (Term Loans).
1.2    Effective as of the January 27, 2013 Measurement Date, the definition of “Delinquency Measurement Contract” set forth in Section 1.01 of the Loan and Servicing Agreement is hereby amended and restated as follows:
“Delinquency Measurement Contract” means, as of any date of determination, a Contract, other than a Charged-Off Contract, as to which all or any portion of any Scheduled Payment in excess of 10.00% of such Scheduled Payment is due and unpaid for more than 60 days but less than 121 days.
1.3    The definition of “Level Two Trigger Event” set forth in Section 1.01 of the Loan and Servicing Agreement is hereby amended by deleting clause (a) thereof and substituting, in lieu thereof, respectively, the following:
(a)    (i) prior to December 31, 2013, the Rolling Average Delinquency Ratio (Managed Portfolio Contracts) shall exceed 12.50% on two or more consecutive Measurement Dates, and (ii) thereafter, the Rolling Average Delinquency Ratio (Managed Portfolio Contracts) shall, on two or more consecutive Measurement Dates, exceed the greater of 8.00% and lowest of the delinquency ratios for Managed Contracts (however so defined under each Residual Warehouse Facility) under any Residual Warehouse Facility which would result in an event of Termination.
SECTION 2.    Conditions to Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Lender of counterparts of this Amendment executed by each of the parties hereto.
SECTION 3.    Representations, Warranties and Confirmations. Each of the Servicer and the Borrower hereby represents and warrants that:
3.1    It has the power and is duly authorized to execute and deliver this Amendment.
3.2    The execution and delivery of this Amendment has been duly authorized by all corporate or limited liability company action necessary on its part.
3.3    This Amendment and the Loan and Servicing Agreement as amended hereby, constitute legal, valid and binding obligations of such parties and are enforceable against such parties in accordance with their terms.
3.4    Immediately prior, and after giving all effect, to this Amendment, the covenants, representations and warranties of each such party, respectively, set forth in the Loan and Servicing Agreement and as amended hereby, are true and correct in all material respects as of the date hereof (except to the extent such representations or warranties relate solely to an earlier date and then as of such date).
3.5    Immediately prior, and after giving all effect, to this Amendment, no event, condition or circumstance has occurred and is continuing which constitutes an Event of Termination or Incipient Event of Termination.
SECTION 4.    Entire Agreement. The parties hereto hereby agree that this Amendment constitutes the entire agreement concerning the subject matter hereof and supersedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications.
SECTION 5.    Effectiveness of Amendment. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Loan and Servicing Agreement shall remain in full force and effect and are hereby ratified and confirmed. This Amendment is effective only for the specific purpose for which it is given and shall not operate as a consent, waiver, amendment or other modification of any other term or condition set forth in the Loan and Servicing Agreement or any right, power or remedy of any Lender under the Loan and Servicing Agreement. Upon the effectiveness of this Amendment, each reference in the Loan and Servicing Agreement to “this Agreement” or “this Loan and Servicing Agreement” or words of like import shall mean and be references to the Loan and Servicing Agreement as amended hereby, and each reference in any other Facility Document to the Loan and Servicing Agreement or to any terms defined in the Loan and Servicing Agreement which are modified hereby shall mean and be references to the Loan and Servicing Agreement or to such terms as modified hereby.
SECTION 6.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 7.    Severability. In case any provision in this Amendment will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
SECTION 8.    Binding Effect. This Amendment shall be binding upon and shall be enforceable by parties hereto and their respective successors and permitted assigns.
SECTION 9.    Headings. The Section headings herein are for convenience only and will not affect the construction hereof.
SECTION 10.    Novation. This Amendment does not constitute a novation or termination of the Loan and Servicing Agreement or any Facility Document and all obligations thereunder are in all respects continuing with only the terms thereof being modified as provided herein.
SECTION 11.    Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.
[SIGNATURE PAGE TO FOLLOW]
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.
DT WAREHOUSE II, LLC
By: /s/ Jon Ehlinger
Name: Jon Ehlinger
Title: Secretary
DT CREDIT COMPANY, LLC
By: /s/ Jon Ehlinger
Name: Jon Ehlinger
Title: Secretary
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Paying Agent and Securities Intermediary
By: /s/ Jeanine C. Casey
Name: Jeanine C. Casey
Title: Vice President
SANTANDER CONSUMER USA INC.
as Lender and Backup Servicer
By: /s/ Jason A. Kulas
Name: Jason A. Kulas
Title: Chief Financial Officer